UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2026

3D SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34220	95-4431352
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 Three D Systems Circle

Rock Hill, South Carolina 29730

(Address of Principal Executive Offices) (Zip Code)

(803) 326-3900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	DDD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 4, 2026, 3D Systems Corporation (the “Company”) entered into separate, privately negotiated agreements (the “Exchange Agreements”) with all of the holders (the “Transaction Participants”) of the Company’s currently outstanding 5.875% Convertible Senior Secured Notes due 2030 (the “2030 Notes”). The Transaction Participants are institutional “accredited investors” (within the meaning of Rule 501(a)(1), (2), (3), (7) or (9) promulgated under the Securities Act of 1933, as amended (the “Securities Act”)) and “qualified institutional buyers” (as defined in Rule 144A under the Securities Act).

Pursuant to the Exchange Agreements, the Company has agreed to exchange $92,030,000 aggregate principal amount of 2030 Notes held by the Transaction Participants for aggregate consideration consisting of $20,000,000 in cash (plus accrued and unpaid interest on the 2030 Notes exchanged to, but excluding, the Closing Date (as defined below) (subject to adjustments set forth in the Exchange Agreements if the Closing Date occurs after December 1, 2026)), an aggregate of 13,471,138 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and $85,000,000 aggregate principal amount of newly issued 3.30% Convertible Senior Notes due 2031 (the “New Notes,” and such exchange, the “Exchange”). The New Notes will be convertible at the option of the holders, in certain circumstances and during certain periods, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election, at an initial conversion rate of 291.3753 shares of Common Stock per $1,000 principal amount of New Notes (equivalent to an initial conversion price of approximately $3.43 per share of Common Stock, which represents a premium of approximately 30.0% over the last reported sale price of the Common Stock on the New York Stock Exchange on November 4, 2026 of $2.64 per share), subject to certain adjustments.

When issued, the New Notes will be senior unsecured obligations of the Company and will be issued under an indenture to be entered into on the Closing Date between the Company and U.S. Bank Trust Company, National Association, as trustee. The New Notes will bear interest at a rate of 3.30% per year, payable semiannually in arrears on April 1 and October 1 of each year, beginning on April 1, 2027, and will mature on April 1, 2031, unless earlier converted, redeemed or repurchased. Prior to the close of business on the business day immediately preceding January 1, 2031, holders may convert their New Notes only upon the occurrence of certain events and during certain periods, and thereafter at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. The New Notes will not be redeemable by the Company prior to October 5, 2029, except as described below. The Company may redeem for cash all or any portion of the New Notes, at its option, on or after October 5, 2029 and prior to the 41st scheduled trading day immediately preceding the maturity date, if the last reported sale price of the Common Stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption, at a redemption price equal to 100% of the principal amount of the New Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. The Company may also redeem for cash all, but not less than all, of the New Notes at any time prior to the 41st scheduled trading day immediately preceding the maturity date, at the same redemption price, if less than $5 million aggregate principal amount of New Notes remains outstanding. If the Company elects to redeem less than all of the outstanding New Notes, at least $25.0 million aggregate principal amount of New Notes must be outstanding and not subject to redemption as of the date of the related notice of redemption. No sinking fund is provided for the New Notes. If the Company undergoes a “fundamental change” (as defined in the indenture governing the New Notes), subject to certain conditions, holders may require the Company to repurchase for cash all or any portion of their New Notes at a repurchase price equal to 100% of the principal amount of the New Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date. In addition, if certain “make-whole fundamental changes” (as defined in the indenture governing the New Notes) occur or the Company calls any New Notes for redemption, the Company will, in certain circumstances, increase the conversion rate for New Notes converted in connection with such make-whole fundamental change or called for redemption and converted during the related redemption period. A holder will not be entitled to receive shares of Common Stock upon conversion of the New Notes to the extent that such receipt would cause such holder (together with its affiliates and certain related persons) to beneficially own in excess of 4.99% of the outstanding Common Stock, which percentage may be increased or decreased by such holder upon notice to the Company to any other percentage not in excess of 9.99% (provided that any increase will not be effective until the 61st day after such notice is delivered).

The Exchange is expected to close on or about November 12, 2026 (the “Closing Date”) and is subject to certain closing conditions. The closing of the Exchange may be postponed as follows:

•

If less than 100% of the aggregate principal amount of the 2030 Notes then outstanding (other than any 2030 Notes owned by the Company or any of its subsidiaries) are delivered to the Company on the Closing Date, then the closing will be postponed until the business day (not later than November 19, 2026 (the “Outside Closing Date”)) on which 100% of such aggregate principal amount of the 2030 Notes are delivered to the Company.

•

If less than 100% but 75% or more of such aggregate principal amount of the 2030 Notes are the subject of withdrawal requests posted through The Depository Trust Company on the Outside Closing Date, then the Closing Date will be postponed until December 4, 2026 (or such earlier business day on which 100% of such aggregate principal amount of the 2030 Notes are delivered to the Company) (or such other date as the Company and the Transaction Participants mutually agree in writing); provided that, if the closing has not occurred on or prior to December 15, 2026 for any reason, then the closing will not occur and the Exchange Agreements will automatically terminate. In such event, the closing will also be conditioned upon, among other things, (i) 2030 Notes representing at least 75% of such aggregate principal amount having been delivered for exchange at the closing, (ii) the receipt of valid, unrevoked consents to the Amendments (as defined below) from the holders of at least 75% of the aggregate principal amount of the 2030 Notes then outstanding and (iii) the supplemental indenture and other documents giving effect to the Amendments having been executed and having become operative prior to the issuance of the New Notes.

Additionally, in such event, the Transaction Participants have agreed to deliver, within three business days after the Company’s written request, valid consents (which may not be revoked unless the applicable Exchange Agreement is terminated) to certain amendments to, and waivers under, the Company’s indenture governing the 2030 Notes (the “2030 Notes Indenture”), the 2030 Notes, the related guarantees and the related collateral documents (the “Amendments”). The Amendments would have the effect of releasing all of the collateral securing the 2030 Notes and the related guarantees, terminating the related collateral documents, eliminating or amending certain covenants, events of default and related provisions contained in the 2030 Notes Indenture and waiving any default or event of default arising in connection with the Exchange. No Transaction Participant will receive any consideration in respect of its consent to the Amendments.

If less than 75% of such aggregate principal amount of the 2030 Notes are the subject of withdrawal requests so posted on the Outside Closing Date, then the closing will not occur and the Exchange Agreements will automatically terminate.

If the Company receives 100% of the aggregate principal amount of the 2030 Notes outstanding, no 2030 Notes will remain outstanding immediately following the Exchange, and the Company expects that the 2030 Notes Indenture will be satisfied and discharged and the related guarantees and the liens on the collateral securing the 2030 Notes will be released. If the Exchange closes with less than 100% but 75% or more of such aggregate principal amount of the 2030 Notes delivered for exchange, the 2030 Notes not exchanged will remain outstanding immediately following the Exchange, and the 2030 Notes Indenture and the related collateral documents will have been amended by the Amendments prior to the closing.

The Shares and the New Notes are expected to be issued to the Transaction Participants in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Company is relying on this exemption from registration based in part on representations made by the Transaction Participants in the Exchange Agreements. To the extent that any shares of Common Stock are issued upon conversion of the New Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof because no commission or other remuneration is expected to be paid in connection with conversion of the New Notes and any resulting issuance of shares of Common Stock. The Company will not receive any cash proceeds from the Exchange. Initially, a maximum of 32,196,963 shares of Common Stock may be issued upon conversion of the New Notes, based on the initial maximum conversion rate for the New Notes, which includes the maximum number of “make-whole” shares deliverable upon conversion of the New Notes in connection with certain “make-whole fundamental change” transactions or redemptions and is subject to customary anti-dilution adjustments.

The foregoing description of the Exchange Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Exchange Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 3.02.	Unregistered Sales of Equity Securities.

The information with respect to the Exchange set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01.	Other Events.

On November 4, 2026, the Company issued a press release with respect to the Exchange. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

Certain of the foregoing statements, including statements regarding the expected terms and closing of the Exchange, whether the conditions to the closing of the Exchange will be satisfied, the issuance of the New Notes, whether all of the 2030 Notes will be exchanged and cancelled and the 2030 Notes Indenture will be satisfied and discharged, the 2030 Notes that will remain outstanding, whether the Transaction Participants will deliver the consents required to effect the Amendments and whether the Company will effect the Amendments to the 2030 Notes Indenture, are not statements of historical or current facts and are therefore forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. In many cases, forward-looking statements can be identified by terms such as “believes,” “belief,” “expects,” “may,” “will,” “estimates,” “intends,” “anticipates” or “plans” or the negative of these terms or other comparable terminology. Forward-looking statements are based upon management’s beliefs, assumptions, and current expectations and may include comments as to the Company’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the Company. The factors described under the headings “Forward-Looking Statements” and “Risk Factors” in the Company’s periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements. Although management believes that the expectations reflected in the forward-looking statements are reasonable, forward-looking statements are not, and should not be relied upon as a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at which such performance or results will be achieved. The forward-looking statements included are made only as of the date of the statement. The Company undertakes no obligation to update or review any forward-looking statements made by management or on its behalf, whether as a result of future developments, subsequent events or circumstances or otherwise, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Form of Exchange Agreement

99.1	Press Release issued on November 4, 2026

104	Cover Page Interactive Data File (embedded as Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D SYSTEMS CORPORATION

Date: November 5, 2026	By:	/s/ Phyllis Nordstrom
Phyllis Nordstrom
Chief Financial Officer and Chief Administrative Officer